United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2014

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 28, 2014, North Valley Bancorp (“North Valley” or the “Registrant”) mailed copies of its 2013 Annual Report to the shareholders of North Valley Bancorp. Each copy of the Annual Report was accompanied by a transmittal letter, signed by Michael J. Cushman, President and Chief Executive Officer, and J.M. “Mike” Wells, Jr., Chairman of the Board of Directors, in the form filed as an exhibit to this report and incorporated herein by this reference. The transmittal letter informs the shareholders of the postponement of the 2014 Annual Meeting of Shareholders (normally held in the month of May), due to the proposed merger transaction with TriCo Bancshares (“TriCo”) announced by the Registrant on January 22, 2014, the consummation of which is subject to the receipt of required regulatory approvals and the favorable votes of the shareholders of the Registrant and TriCo (among other conditions set forth in the Agreement and Plan of Merger and Reorganization dated January 21, 2014, between the Registrant and TriCo).

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER

AND WHERE TO FIND IT

Investors and shareholders are urged to carefully review and consider the public documents filed with the SEC by each of North Valley and TriCo, including but not limited to their Annual Reports on Form 10-K (including any amendments to Form 10-K), their Quarterly Reports on Form 10-Q, their Current Reports on Form 8-K and their proxy statements. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov (or from TriCo or North Valley as indicated below). In connection with the proposed merger, TriCo will file with the SEC a registration statement on Form S-4 to register the shares of TriCo common stock to be issued to the shareholders of North Valley. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of North Valley and TriCo, seeking their approvals of the proposed merger and related matters. In addition, TriCo and North Valley may file other relevant documents concerning the proposed merger with the SEC. Before making any voting or investment decision, investors and shareholders of North Valley and TriCo are urged to carefully read the entire registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about TriCo, North Valley and the proposed transaction.

Free copies of public documents filed with the SEC, including the proxy statement/prospectus when it becomes available, may be obtained by directing a request by telephone or mail to TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attn: Investor Relations, telephone (530) 898-0300, or by accessing TriCo’s website at www.tcbk.com, or by directing a request by telephone or mail to North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, Attn: Corporate Secretary, telephone 530-226-2900, or by accessing North Valley’s website at www.novb.com. Information on Trico’s website or North Valley’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings made with the SEC.

2

TriCo, North Valley, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the TriCo and North Valley shareholders in favor of the approval of the transaction. Information about TriCo directors and executive officers will be included in TriCo’s Form 10-K Annual Report to be filed with the SEC and information about North Valley’s directors and executive officers will be included in North Valley’s Form 10-K Annual Report to be filed with the SEC. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proposed merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC (when they become available).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.5	Form of North Valley Bancorp letter, transmitting Annual Report to Shareholders of North Valley Bancorp, dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: April 28, 2014	By	/s/ Leo J. Graham
Leo J. Graham
General Counsel / Corporate Secretary
3